                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2005 (June 14, 2005)

                           ---------------------------

                         NorthStar Realty Finance Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Maryland                     001-32330                  11-3707493
    ---------------                -----------             -------------------
    (State or other                (Commission                (IRS Employer
    jurisdiction of               File Number)             Identification No.)
    incorporation)

                 527 Madison Avenue, 16th Floor, New York 10022
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               (Address of principal executive offices) (Zip Code)

                                 (212) 319-8801
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

                         NORTHSTAR REALTY FINANCE CORP.
                           CURRENT REPORT ON FORM 8-K

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On June 14, 2005, NorthStar Realty Finance Corp.(the "Company") issued
$400 million face amount of collateralized debt obligations in its fourth collateralized debt obligation financing ("CDO IV") through two of its subsidiaries, N-Star REL CDO IV Ltd. (the "Issuer") and N-Star REL CDO IV Corp.
(the "Co-Issuer"). Pusuant to an Indenture, dated as of June 14, 2005 (the
"Indenture"), by and among the Issuer, the Co-Issuer and Wells Fargo Bank,
National Association, as trustee, the Issuer issued the following classes of rated notes: Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E
Notes, Class F Notes and Class G Notes (collectively, the "Rated Notes"). The
Rated Notes other than the Class F Notes and Class G Notes (the "Offered Notes")
constitute secured limited recourse debt obligations of the Issuer and
Co-Issuer. $300 million face amount of the Offered Notes were issued and sold in a private placement. The Class F Notes constitute secured limited recourse debt obligations of the Issuer only. The Class G Notes and Income Notes constitute unsecured limited recourse debt obligations of the Issuer only. The Company retained the Class F Notes and Class G Notes. The Issuer also issued and another subsidiary of the Company purchased the unrated Income Notes.
The table below sets forth further information with respect to the structure of
CDO IV (dollars in thousands):

           MOODY'S                                        EXPECTED
CLASS   S&P RATINGS       FACE AMOUNT      COUPON         MATURITY(1)
-----   -----------       -----------      ------         -----------
A       Aaa/AAA           $185,000         LIBOR + 0.35%     2013
B       Aa2/AA              32,600         LIBOR + 0.45%     2013
C       A2/A                31,800         LIBOR + 0.75%     2013
D       Baa2/BBB            38,600         LIBOR + 1.60%     2013
E       Baa3/BBB-           12,000         LIBOR + 1.75%     2013
                          --------
        Subtotal          $300,000
                          ========
F       Ba2/BB            $ 20,000         7.00%             2013
G       B2/B                20,000         7.00%             2013
Income
Notes   Not Rated           60,000          N/A              2013
                          --------
        Total             $400,000
                          ========

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(1) Reflects expected maturities. Contractual maturities are July 2040.

         The total value of the underlying collateral portfolio is expected to be approximately $400 million and consist of approximately 57.32 % subordinate commercial mortgage loan interests, approximately 23.22 % mezzanine loans, approximately 14.73 % commercial mortgage backed securities ("CMBS") and approximately 4.73 % real estate CDO securities. Once fully

invested, the portfolio is expected to have a weighted average credit rating of
CCC+. Through June 14, 2005, the Company had acquired, or entered into agreements to acquire approximately 82.9 % of the assets that will comprise the fully-invested portfolio. Pursuant to an Asset Transfer Agreement, dated as of
June 14, 2005, an indirect subsidiary of the Company sold such assets to the
Issuer (the "Transferred Assets") and such subsidiary agreed to repurchase the
Transferred Assets from the Issuer (or provide a qualifying substitute asset) in the event of a breach of the representations and warranties made by such subsidiary with respect to the Transferred Assets. The Company has agreed to so repurchase any Transferred Asset, or provide such a qualifying substitute asset, in the event such subsidiary fails to do so. Prior to June 14, 2005, the Company had financed the Transferred Assets through borrowings under its Amended and
Restated Master Repurchase Agreement, dated as of March 21, 2005 with Deutsche
Bank AG, Cayman Islands Branch (the "DB Facility"). The Company used a portion of the proceeds from the sale of the Transferred Assets to repay approximately
$234 million of the amount outstanding under the DB Facility.

         The Issuer entered into a Collateral Management Agreement with NS
Advisors, LLC (the "Collateral Manager"), an indirect subsidiary of the Company, pursuant to which the Collateral Manager has agreed to advise the Issuer on certain matters regarding the collateral interests and other eligible investments securing the Class A through Class F Notes (the "Secured Notes") and supporting the Class G Notes and Income Notes in exchange for a fee which is payable on a monthly basis in accordance with the priority of payments set forth in the Indenture. The Collateral Manager's aggregate fee is equal to 0.34875%
per annum of the net outstanding portfolio balance (the sum of (i) the aggregate principal balance of the collateral interests, excluding any impaired interests or written down interests and (ii) cash and eligible investments held in certain accounts pledged as security for payment the Secured Notes).

         The Rated Notes represent limited recourse debt obligations of the
Issuers payable solely from the collateral interests and other assets pledged under the Indenture and owned by the Issuer. To the extent the collateral interests and other pledged assets are insufficient to make payments in respect of the Rated Notes, neither of the Issuers will have any obligation to pay any further amounts in respect of the Rated Notes.

         The Rated Notes have an initial weighted average interest rate of approximately 0.62% plus one-month LIBOR. Interest payments on the Rated Notes are payable monthly, beginning on July 27, 2005, to and including July 27, 2040, the stated maturity date of the Rated Notes. As advancing agent under the
Indenture, the Collateral Manager may be required to advance interest payments due on the Class A Notes and Class B Notes on the terms and subject to the conditions set forth in the Indenture. As consideration for its obligation to advance interest payments, the Collateral Manager is entitled to receive a fee, payable on a monthly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.00125% per annum on the aggregate outstanding principal amount of the Class A Notes and Class B Notes. If the Collateral
Manager does not make a required interest advance, Wells Fargo Bank, National
Association as back up advancing agent will be required to make such interest advance. Interest advances will not be made with respect to any interest shortfall unless the Collateral Manager or Wells Fargo Bank, National
Association, as applicable, has determined in its sole discretion, exercised in good faith and, in respect of the Collateral Manager, in accordance with a standard of care consistent with that exercised by a servicer of CMBS, that the amount so advanced, plus interest expected to

accrue thereon, will be recoverable from subsequent payments or collections with respect to the collateral interests.

         Each Class of Notes will mature at par on July 27, 2040, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Rated Notes will be paid well in advance of the stated maturity date in accordance with the priority of payments in the Indenture. The weighted average lives of the Rated Notes are currently expected to be approximately 8 years. The calculation of the weighted average lives of the Rated Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies on the collateral interests. There is no assurance that such assumptions will be met.

         From July 27, 2007 until the date on which a clean-up call redemption may be exercised (as described below), the Rated Notes and the Income Notes may be redeemed (in whole but not in part) if a successful auction of the collateral interests is completed in accordance with the terms of the Indenture (which requires, among other things, that the cash purchase price for such collateral interests, together with the balance of eligible investments and cash in certain accounts pledged to secure payment of the Secured Notes, is at least equal to the amount necessary to redeem the Rated Notes and pay certain other required amounts under the priority of payments set forth in the Indenture).

         Subject to certain conditions described in the Indenture, on July 27,
2007 and on any interest payment date thereafter, the Issuer may redeem the
Rated Notes and the Income Notes at the direction of holders of not less than
66 2/3% of the aggregate outstanding principal amount of the Income Notes.

         The Rated Notes are also subject to a mandatory redemption on any interest payment date on which certain coverage tests set forth in the Indenture are not satisfied. Any mandatory redemption of the Rated Notes is to be paid for from interest and principal proceeds of the collateral interests in accordance with the priority of payments set forth in the Indenture, until the applicable coverage tests are satisfied.

         No later than the date (the "Effective Date") which is the earlier of
180 days after the issuance of the Rated Notes or the date on which the Issuer has invested $100 million of the proceeds available for reinvestment from the proceeds of the sale of the Rated Notes and the Income Notes which are not earmarked to fund additional advances with respect to existing collateral interests, the Issuer will request that each rating agency that rated a Class of
Notes confirm the rating it initially assigned to such Class of Notes at the time of issuance. If any such initial rating of any Class of Notes has not been confirmed, or is reduced or withdrawn, within 30 business days after the
Effective Date by any such rating agency, then any uninvested portion of the
$100 million plus certain interest proceeds remaining after payment of various fees and expenses and interest then payable on the Rated Notes, will be used to pay principal of the Rated Notes, in accordance with the priority of payments, until each such rating is confirmed or reinstated or such Class has been paid in full.

         If certain events occur which would make the Issuer subject to paying
U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the

holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Income Notes may require that the Issuer prepay all of the Rated Notes.

The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest
(including any defaulted interest amounts and, with respect to the Class C through Class G Notes, any capitalized interest amounts).

         The Rated Notes may be amortized by the Issuer (subject to the conditions set forth in the Indenture) if, during the reinvestment period, the
Collateral Manager is unable to identify appropriate collateral interests that satisfy the eligibility criteria required under the Indenture in sufficient amounts to permit reinvestment and the Collateral Manager notifies the trustee and the Issuer of such election and the amount to be amortized.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2005                        NORTHSTAR REALTY FINANCE CORP.

                                            By: /s/ Mark E. Chertok
                                                ------------------------------
                                                Name: Mark E. Chertok
                                                Title: Chief Financial Officer